UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2022

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, IN	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2022, in connection with a periodic review of the bylaws of NiSource Inc. (the “Company”), the Company’s board of directors (the “Board”) adopted amended and restated bylaws (the “Bylaws”), effective immediately. Among other things, the amendments effected by the Bylaws:

•

update certain provisions related to stockholder meetings, including clarifying that (i) the Board may determine that a stockholder meeting will be held by means of remote communication, and (ii) the Board may postpone, reschedule or cancel any previously scheduled annual or special meeting of stockholders (Article IV, Sections (a), (b) and (c));

•

update certain provisions related to the advance notice provision to (i) include additional requirements regarding the information stockholders must submit and representations stockholders must make in connection with providing advance notice of stockholder meeting proposals and director nominations, (ii) require candidates for election to the Board to submit a questionnaire and make certain representations (in each case, in the forms provided by the Company upon request), (iii) require any stockholder submitting a proposal or a nomination to represent whether such stockholder intends to solicit proxies in support of director nominations or other business, and (iv) require stockholders submitting proposals or nominations to supplement the information provided in the notice within ten (10) days after such supplemental information is requested by the Company (Article IV, Section (m));

•

update certain provisions related to the conduct of stockholder meetings, including that (i) the Chair of the Board will act as the chairperson of stockholder meetings, (ii) the Board may designate another director or officer of the Company to act as chairperson of any meeting in the absence of the Chair of the Board, and (iii) the chairperson of a stockholder meeting will have the authority to convene, recess or adjourn the meeting and to prescribe rules, regulations and procedures for the proper conduct of any stockholder meeting (Article IV, Section (n));

•

provide that, (A) unless the Company consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for specified matters, and (ii) the federal district courts of the United States will be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended, and (B) if a relevant action is filed in a court other than a court located in the State of Delaware in the name of any stockholder, such stockholder will be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the state of Delaware, and (ii) having service of process made upon such stockholder by service upon such stockholder’s counsel as agent for such stockholder (Article X); and

•	make certain administrative, modernizing, clarifying and conforming changes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Bylaws of NiSource Inc., as amended and restated through August 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: August 10, 2022	By:	/s/ Kimberly S. Cuccia
Kimberly S. Cuccia
Senior Vice President, General Counsel and Corporate Secretary